[LOGO] NEFF & RICCI
       ----------------
                    LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
GFSB Bancorp, Inc.

         We consent to incorporation by reference in the registration statements (Nos. 333-07131 and 333-51498) on Form S-8 of GFSB Bancorp, Inc. of our report dated July 26, 2001, relating to the consolidated statements of financial condition of GFSB Bancorp, Inc. as of June 30, 2001 and 2000, and the related consolidated statements of earnings and comprehensive earnings, changes in stockholders' equity and cash flows for the years ending June 30, 2001 and 2000, which report appears in the June 30, 2001 annual report on Form 10-KSB of GFSB Bancorp, Inc.



/s/Neff & Ricci LLP

September 27, 2001
Albuquerque, New Mexico

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McGLADREY NETWORK                                        CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS
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